Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G with respect to the Common Stock, par value $0.01 per share, of Clean Diesel Technologies, Inc., dated as of October 22, 2010, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Dated: October 22, 2010	EnerTech Capital Partners II, L.P.
	By:	ECP II Management L.P., its General Partner
	By:	ECP II Management LLC, its General Partner

	By:	/s/ Colleen Pale, Attorney-in-Fact*

ECP II Management L.P.
	By:	ECP II Management LLC, its General Partner

	By:	/s/ Colleen Pale, Attorney-in-Fact*

ECP II Management LLC

	By:	/s/ Colleen Pale, Attorney-in-Fact*

ECP II Interfund L.P.
	By:	ECP II Management LLC, its General Partner

	By:	/s/ Colleen Pale, Attorney-in-Fact*

Scott B. Ungerer

	By:	/s/ Colleen Pale, Attorney-in-Fact*

William Kingsley

	By:	/s/ Colleen Pale, Attorney-in-Fact*

Robert E. Keith, Jr.

	By:	/s/ Pamela Strisofsky, Attorney-in-Fact*

Mark J. DeNino

	By:	/s/ Pamela Strisofsky, Attorney-in-Fact*
___________________________

*Signed pursuant to at Power of Attorney filed as an Exhibit to this Schedule 13G of which this Exhibit is a part.